Exhibit 99.1

Ultralife Batteries, Inc. to Present at Friedman Billings Ramsey 10th Annual Investor Conference

    NEWARK, N.Y.--(BUSINESS WIRE)--Nov. 20, 2003--Ultralife Batteries, Inc. (NASDAQ:ULBI) will be presenting at the Friedman Billings Ramsey 10th Annual Investor Conference on December 2, 2003.
    Ultralife Batteries management is scheduled to make a presentation at 11:40 AM ET. A live audio webcast and replay of the presentation will be available in the Investor Relations section of the company's website, http://www.ultralifebatteries.com/invest.asp.

    About the Friedman Billings Ramsey Conference

    The invitation-only conference will be held at the Sheraton New York Hotel & Towers located at 811 7th Avenue at 52nd Street. The conference will feature presentations from more than 140 public and private financial services, real estate, energy, diversified industrials, homeland security companies from across the country.
    For more information about the conference please visit http://www.fbrcorp.com/conf2003.

    About Ultralife Batteries, Inc.

    Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing and research facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified.
    Ultralife(R) is a registered trademark Ultralife Batteries, Inc.

    CONTACT: Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
              or
             Investor Relations Contact:
             Lippert/Heilshorn & Associates, Inc.
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
              or
             Media Contact:
             Lippert/Heilshorn & Associates, Inc.
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com